Exhibit 99.1

CEDAR SHOPPING CENTERS, INC.
44 South Bayles Avenue
Port Washington, New York 11050

Contact:	Leo S. Ullman
President
(516) 767-6492

FOR IMMEDIATE RELEASE:

CEDAR SHOPPING CENTERS REPORTS STRONG 2004 GROWTH IN ASSETS, REVENUES
INCOME AND CASH FLOWS; FFO OF 91 CENTS PER SHARE

Port Washington, New York – March 3, 2005 – Cedar Shopping Centers, Inc., a real estate investment trust (NYSE symbol: “CDR”) (the “Company”), today reported its 2004 financial results.

2004 Financial Highlights

•	Revenues for the year were $51,144,000 compared to $26,679,000 in 2003, an increase of 92%.

•	Net income applicable to common shareholders for 2004 was $5,702,000 ($0.34 per share) compared to a loss of ($21,351,000) ($7.09) per share for 2003.

•	Funds From Operations (“FFO”) increased to $15,625,000 or $0.91 per share/Operating Partnership Unit (“OP Unit”) from a negative of ($20,588,000) or ($5.79) per share/OP Unit for 2003. This result was within our guidance. The 2003 results reflected one-time transaction costs associated with the Company's public offering in October of that year.

•	Gross assets increased to $537 million as of December 31, 2004 from $350 million as of December 31, 2003, an increase of more than 53%. The Company acquired properties during the year with an aggregate purchase price, including closing costs, of $161 million.

•	Net cash flows provided by operating activities in 2004 increased to $19,334,000 from a negative ($4,856,000) in 2003.

•	Occupancy for the portfolio as of December 31, 2004, including the various redevelopment properties was approximately 88%; excluding the redevelopment properties, the occupancy level was approximately 97%.

•	The Company had 19,351,000 shares and 454,000 OP Units outstanding as of December 31, 2004.

•	The Company’s current annual dividend rate is $0.90 per share/OP Unit.

Fourth Quarter 2004 Financial Highlights

•	For the fourth quarter of 2004, the Company had total revenues of approximately $14.7 million (compared to approximately $8.6 million for the fourth quarter of 2003), net income applicable to common shareholders of $1.2 million compared to a loss of approximately ($20.9 million) in 2003, and net income per share of $0.07 compared to a loss of approximately ($1.86) per share for the fourth quarter of 2003. (Note with respect to the foregoing that the number of shares outstanding increased greatly after the October 2003 public offering of common stock.)

•	FFO for the fourth quarter of 2004 was approximately $4.3 million, or approximately $0.24 per share/OP Unit, compared to a negative of approximately ($20.5 million) and a negative ($1.75) per share/OP Unit for the corresponding quarter of 2003.

•	On November 2, 2004, as previously reported, the Company concluded certain amendments to its secured revolving credit facility. The amendments included (1) a reduction in the interest rate margin, (2) a reduction in the unused line fee, (3) a potential increase, subject to certain conditions, of the maximum amount of the line from $100 million to $200 million, and (4) certain revisions to other financial covenants under the line.

As of December 31, 2004, $68.2 million was borrowed against the credit facility. In January 2005, the amount of the facility was increased from $100 million to $140 million, of which the Company is permitted to draw, based on collateral in place, up to approximately $120 million.

During 2003, the Company raised approximately $162.9 million in a public offering of common stock completed in October of that year. The Company raised an additional $38.2 million through a common stock offering in December of 2004 and approximately $56.7 million in a preferred stock offering in July of 2004.

Supplemental Information

•	The Company has issued “Supplemental Financial Information” for the period ended December 31, 2004, and has filed such information today as an exhibit to its Form 8-K filed for this press release. It will also be available on the Company’s website at http://www.cedarshoppingcenters.com.

2005 FFO Guidance

The Company re-affirmed its full-year 2005 FFO guidance at $1.10 – $1.20 per share/OP Unit, and provided first quarter 2005 guidance at $0.23 – $0.25 per share/OP Unit.

Completed Purchase of Two Shopping Center Properties

The Company further reported that the previously announced purchase of the Kenley Village and St. James Square shopping centers in Hagerstown, Maryland, each anchored by a Food Lion supermarket, has now been completed at a purchase price of approximately $8.3 million, including closing costs, representing an approximate 8.8% cap rate on current net operating income. The purchase was funded from the Company's secured revolving credit facility.

Management Comments

Leo S. Ullman, the Company’s CEO stated, “We are very pleased with our 2004 operating and financial results. We were able effectively to accomplish and manage very considerable growth while introducing new property reporting systems and internal control mechanisms, meeting Sarbanes-Oxley and New York Stock Exchange requirements, all on a very cost-efficient basis. We owe our excellent 2004 results to a very fine management team, who will continue to work hard to achieve the projected 2005 results.”

Tom O’Keeffe, the Company’s CFO, in re-confirming 2005 guidance, stated “Our 2005 FFO guidance reflects, among other things, certain pending acquisitions as previously announced and the projected completion in the second half of the year of our new development property in Hershey, Pennsylvania, as well as the second phase of our redevelopment at the Camp Hill Mall (PA). It should be noted that the 2005 guidance is back-loaded with a run rate in the range of $0.30 – $0.35 per share/OP Unit during the fourth quarter.”

New Leases

Annual base rents, excluding tenant reimbursements, for leases that have been signed and for which the tenants have not yet occupied their premises amount to approximately $4.78 million. Rents from these leases are expected to commence based on the following schedule:

Annualized
Quarter ending	base rent

March 31, 2005	$274,000
June 30, 2005	1,433,000
September 30, 2005	2,160,000
December 31, 2005	845,000
June 30, 2006	65,000

$4,777,000

After giving effect to such new leases, the occupancy rate for the portfolio of properties held as of December 31, 2004 increases from 88% to approximately 95%.

Investor Conference Call

The Company will hold a conference call to be held on March 4, 2005 at 11:00 a.m.(EDT) to discuss fourth quarter and full-year 2004 results. The U.S. dial-in number to call for this teleconference is 1-800-322-5044. The international dial-in number is 617-614-4927; all callers should use participant passcode 84981051. A replay of the conference call will be available from March 4, 2005 at 1:00 p.m. through March 11, 2005 at 5:00 p.m. by using U.S. dial-in number 888-286-8010 and entering the passcode 80451799 (international callers may use dial-in number 617-801-6888 and use the same passcode indicated for U.S. callers).

Cedar Shopping Centers, Inc. is a self-managed real estate investment trust which to date owns and operates 33 primarily supermarket-anchored shopping centers with approximately 5 million square feet of gross leasable area, located in Pennsylvania, New Jersey, Massachusetts, Maryland, and Connecticut.

Forward-Looking Statements

Certain statements contained in this press release constitute forward-looking statements within the meaning of the securities laws. Such forward-looking statements involve known and unknown risks, uncertainties and other factors which may cause the actual results, performance or achievements of the Company to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. Such factors include, among others, the following: general and specific economic and business conditions, which may, among other things, affect demand for rental space, the availability and creditworthiness of prospective tenants, lease rents and the availability of financing; adverse changes in the Company's real estate markets, including, among other things, competition with other companies; risks of real estate development and acquisition; risks of adverse operating results and creditworthiness of current tenants; governmental actions and initiatives; and environmental/safety requirements. Such forward-looking statements speak only as of the date hereof. The Company does not intend, and disclaims any duty or obligation, to update or revise any forward-looking statements set forth in this release to reflect any change in expectations, change in information, new information, future events or circumstances on which such information was based.

Non-GAAP Financial Measures – FFO

The Company considers FFO to be a relevant and meaningful supplemental measure of the performance of the Company because it is predicated on a cash flow analysis, contrasted with net income, a measure predicated on generally accepted accounting principals (“GAAP”), which gives effect to non-cash items such as depreciation and amortization. The Company computes FFO in accordance with the “White Paper” on FFO published by the National Association of Real Estate Investment Trusts (“NAREIT”), as income before allocation to minority interests (computed in accordance with GAAP), excluding gains or losses from debt restructurings and sales of property, plus depreciation and amortization, and after preferred stock distribution requirements and adjustments for partially-owned partnerships and joint ventures. In computing FFO, the Company does not add back to net income the amortization of costs incurred in connection with its financing activities or depreciation of non-real estate assets, but would adjust net income for those items that are defined as “extraordinary” under GAAP. FFO does not represent cash generated from operating activities in accordance with GAAP and should not be considered as an alternative to cash flow as a measure of liquidity. Since the NAREIT White Paper only provides guidelines for computing FFO, the computation of FFO may vary from one company to another. FFO is not necessarily indicative of cash available to fund ongoing cash needs.

	Three months ended December 31,		Years ended December 31,

	2004	2003	2004	2003

Net income (loss)	$2,520,000	$(20,847,000)	$7,860,000	$(21,275,000)
Add (deduct):
Depreciation and amortization	3,253,000	1,441,000	10,622,000	3,878,000
Limited partners’ interest	70,000	(698,000)	217,000	(1,637,000)
Preferred distribution requirements	(1,307,000)	(124,000)	(2,218,000)	(254,000)
Minority interests	371,000	193,000	1,229,000	983,000
Minority interests’ share of FFO	(595,000)	(463,000)	(2,085,000)	(2,283,000)

Funds from (used in) operations	$4,312,000	$(20,498,000)	$15,625,000	$(20,588,000)

FFO per common share/OP Unit	$0.24	$(1.75)	$0.91	$(5.79)

Average common shares/
OP Units outstanding (1)	17,799,000	11,735,000	17,131,000	3,557,000

(1) Assumes conversion of OP Units.

CEDAR SHOPPING CENTERS, INC.
Consolidated Balance Sheets

	December 31,

	2004	2003

Assets
Real estate:
Land	$97,617,000	$61,774,000
Buildings and improvements	423,735,000	269,031,000

	521,352,000	330,805,000
Less accumulated depreciation	(16,027,000)	(6,274,000)

Real estate, net	505,325,000	324,531,000

Cash and cash equivalents	8,457,000	6,154,000
Cash at joint ventures and restricted cash	7,105,000	7,668,000
Rents and other receivables, net	4,483,000	3,269,000
Other assets	2,379,000	1,540,000
Deferred charges, net	9,411,000	6,485,000

Total assets	$537,160,000	$349,647,000

Liabilities and shareholders’ equity
Mortgage loans payable	$180,430,000	$145,458,000
Secured revolving credit facility	68,200,000	17,000,000
Accounts payable, accrued expenses, and other	9,012,000	6,019,000
Unamortized intangible lease liabilities	25,227,000	13,552,000

Total liabilities	282,869,000	182,029,000

Minority interests	11,995,000	12,435,000
Limited partners’ interest in Operating Partnership	6,542,000	4,035,000

Shareholders’ equity:
Preferred stock ($.01 par value, $25.00 per share
liquidation value, 5,000,000 shares authorized, 2,350,000
shares issued and outstanding)	58,750,000	—
Common stock ($.06 par value, 50,000,000 shares
authorized, 19,351,000 and 16,456,000 shares issued
and outstanding)	1,161,000	987,000
Treasury stock (339,000 and 319,000 shares, at cost)	(3,919,000)	(3,669,000)
Additional paid-in capital	215,271,000	181,306,000
Cumulative distributions in excess of net income	(35,139,000)	(27,091,000)
Accumulated other comprehensive income (loss)	(165,000)	(385,000)
Unamortized deferred compensation plans	(205,000)	—

Total shareholders’ equity	235,754,000	151,148,000

Total liabilities and shareholders’ equity	$537,160,000	$349,647,000

CEDAR SHOPPING CENTERS, INC.
Consolidated Statements of Operations

	Three months ended December 31,		Years ended December 31,

	2004	2003	2004	2003

	(unaudited)	(unaudited)
Revenues:
Rents:
Base rents	$10,117,000	$6,173,000	$36,118,000	$19,014,000
Percentage rents	131,000	44,000	505,000	215,000
Straight-line rents	428,000	315,000	1,333,000	835,000
Amortization of intangible lease liabilities	599,000	289,000	2,154,000	879,000

	11,275,000	6,821,000	40,110,000	20,943,000
Expense recoveries	3,377,000	1,597,000	10,565,000	5,509,000
Interest and other	86,000	167,000	469,000	227,000

Total revenues	14,738,000	8,585,000	51,144,000	26,679,000

Expenses:
Operating, maintenance and management	3,005,000	2,406,000	10,751,000	7,190,000
Real estate and other property-related taxes	1,165,000	966,000	4,872,000	2,861,000
General and administrative	1,242,000	1,619,000	3,575,000	3,161,000
Depreciation and amortization	3,687,000	2,279,000	12,401,000	5,196,000
Interest	2,678,000	1,879,000	10,239,000	9,412,000
One-time transaction costs associated
with 2003 public offering	—	20,788,000	—	20,788,000

Total expenses	11,777,000	29,937,000	41,838,000	48,608,000

Income (loss) before minority and
limited partners’ interests	2,961,000	(21,352,000)	9,306,000	(21,929,000)
Minority interests	(371,000)	(193,000)	(1,229,000)	(983,000)
Limited partners’ interest	(70,000)	698,000	(217,000)	1,637,000

Net income (loss)	2,520,000	(20,847,000)	7,860,000	(21,275,000)

Preferred distribution requirements	(1,272,000)	(37,000)	(2,158,000)	(76,000)

Net income (loss) applicable to common
shareholders	$1,248,000	$(20,884,000)	$5,702,000	$(21,351,000)

Per common share	$0.07	$(1.86)	$0.34	$(7.09)

Average number of common shares outstanding	17,344,000	11,253,000	16,681,000	3,010,000

CEDAR SHOPPING CENTERS, INC.
Consolidated Statements of Cash Flows

	Years ended December 31,

	2004	2003

Cash flow from operating activities:
Net income (loss)	$7,860,000	$(21,275,000)
Adjustments to reconcile net income (loss) to net cash
provided by (used in) operating activities:
Non-cash provisions:
Minority interests	329,000	193,000
Limited partners’ interest	217,000	(1,637,000)
Straight-line rents	(1,333,000)	(835,000)
Depreciation and amortization	12,401,000	5,196,000
Amortization of intangible lease liabilities	(2,154,000)	(879,000)
Acquisition of external advisor for common stock and OP Units	—	11,960,000
Early extinguishment of debt	—	1,442,000
Other	45,000	851,000
Increases/decreases in operating assets and liabilities:
Joint venture cash	(190,000)	225,000
Rents and other receivables	119,000	(1,698,000)
Other assets	(1,180,000)	(1,470,000)
Accounts payable and accrued expenses	3,220,000	3,071,000

Net cash provided by (used in) operating activities	19,334,000	(4,856,000)

Cash flow from investing activities:
Expenditures for real estate and improvements	(168,893,000)	(188,111,000)
Decrease (increase) in construction/improvement escrows	830,000	(3,427,000)
Acquisitions of minority interests	—	(8,360,000)

Net cash (used in) investing activities	(168,063,000)	(199,898,000)

Cash flow from financing activities:
Net proceeds from public offerings	94,899,000	162,508,000
Proceeds from mortgage financings	44,222,000	49,296,000
Mortgage repayments	(19,601,000)	(7,700,000)
Line of credit and other interim financings, net	51,200,000	40,573,000
Distributions to minority interest partners	(769,000)	(867,000)
Distributions to limited partners	(377,000)	—
Preferred distribution requirements	(2,218,000)	(254,000)
Distributions to common shareholders	(13,750,000)	—
Termination of interest rate hedges	609,000	—
Repayments of interim financings	—	(30,037,000)
Contributions from minority interest partners	—	9,665,000
Redemption of OP Units	—	(9,000,000)
Redemption/sale of Preferred OP Units	—	(3,000,000)
Deferred financing, leasing and other costs, net	(3,183,000)	(4,103,000)

Net cash provided by financing activities	151,032,000	207,081,000

Net increase in cash and cash equivalents	2,303,000	2,327,000
Cash and cash equivalents at beginning of year	6,154,000	3,827,000

Cash and cash equivalents at end of year	$8,457,000	$6,154,000